                                                                  EXHIBIT (d)(4)

    New Investment Advisory Agreement dated May 31, 1997, and amended as of
                   May 1, 1998, May 1, 1999 and May 1, 2000.

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made as of the 31st day of May, 1997, and amended as of May 1, 1998, May 1, 1999 and May 1, 2000, by and between Morgan Stanley Dean Witter Prime Income Trust, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (hereinafter called the "Fund"), and Morgan Stanley Dean Witter Advisors Inc., a Delaware corporation (hereinafter called the "Investment Advisor"):

     WHEREAS, The Fund is engaged in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"); and

     WHEREAS, The Investment Advisor is registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act"), and engages in the business of acting as investment adviser; and

     WHEREAS, The Fund desires to retain the Investment Advisor to render investment advisory services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, The Investment Advisor desires to be retained to perform services on said terms and conditions:

     Now, Therefore, this Agreement


                              W I T N E S S E T H:

     That in consideration of the premises and the mutual covenants hereinafter contained, the Fund and the Investment Advisor agree as follows:

     1. The Fund hereby retains the Investment Advisor to act as investment manager of the Fund and, subject to the supervision of the Trustees of the Fund (the "Trustees"), to supervise the investment activities of the Fund as hereinafter set forth. Without limiting the generality of the foregoing, the Investment Advisor shall obtain and evaluate such information and advice relating to the economy, securities and commodities markets and securities and commodities as it deems necessary or useful to discharge its duties hereunder; shall continuously manage the assets of the Fund in a manner consistent with the investment objectives and policies of the Fund; shall determine the securities and commodities to be purchased, sold or otherwise disposed of by the Fund and the timing of such purchases, sales and dispositions; and shall take such further action, including the placing of purchase and sale orders on behalf of the Fund, as the Investment Advisor shall deem necessary or appropriate. The Investment Advisor shall also furnish to or place at the disposal of the Fund such of the information, evaluations, analyses and opinions formulated or obtained by the Investment Advisor in the discharge of its duties as the Fund may, from time to time, reasonably request.

     2. The Investment Advisor shall, at its own expense, maintain such staff and employ or retain such personnel and consult with such other persons as it shall from time to time determine to be necessary or useful to the performance of its obligations under this Agreement. Without limiting the generality of the foregoing, the staff and personnel of the Investment Advisor shall be deemed to include persons employed or otherwise retained by the Investment Advisor to furnish statistical and other factual data, advice regarding economic factors and trends, information with respect to technical and scientific developments, and such other information, advice and assistance as the Investment Advisor may desire. The Investment Advisor shall, as agent for the Fund, maintain the Fund's records required in connection with the performance of its obligations under this Agreement and required to be maintained under the Act. All such records so maintained shall be the property of the Fund and, upon request therefor, the Investment Advisor shall surrender to the Fund such of the records so requested.

     3. The Fund will, from time to time, furnish or otherwise make available to the Investment Advisor such financial reports, proxy statements and other information relating to the business and affairs of the Fund as the Investment Advisor may reasonably require in order to discharge its duties and obligations hereunder.


C60269--PRIMINCT

     4. The Investment Advisor shall bear the cost of rendering the investment advisory services to be performed by it under this Agreement, and shall, at its own expense, pay the compensation of its officers and employees, if any, who are also officers of the Fund.

     5. The Fund assumes and shall pay or cause to be paid all other expenses of the Fund, including without limitation: the charges and expenses of any registrar, any custodian or depository appointed by the Fund for the safekeeping of its cash, portfolio securities or commodities and other property, and any stock transfer or dividend agent or agents appointed by the Fund; brokers' commissions chargeable to the Fund in connection with portfolio transactions to which the Fund is a party; all taxes, including securities or commodities issuance and transfer taxes, and fees payable by the Fund to federal, state or other governmental agencies; the cost and expense of engraving or printing certificates representing shares of the Fund; all costs and expenses in connection with the registration and maintenance of registration of the Fund and its shares with the Securities and Exchange Commission and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel and the costs and expenses of preparing, printing, including typesetting, and distributing prospectuses for such purposes); all expenses of shareholders' and Trustees' meetings and of preparing, printing and mailing proxy statements and reports to shareholders; fees and travel expenses of Trustees or members of any advisory board or committee who are not employees of the Investment Advisor or the Fund's administrator or any corporate affiliate of either of them; all expenses incident to the payment of any dividend or distribution program; charges and expenses of any outside service used for pricing of the Fund's shares; charges and expenses of legal counsel, including counsel to the Trustees of the Fund who are not interested persons (as defined in the Act) of the Fund or the Investment Advisor or the Fund's administrator, and of independent accountants, in connection with any matter relating to the Fund; membership dues of industry associations; interest payable on Fund borrowings; fees and expenses incident to the listing of the Fund's shares on any stock exchange; postage; insurance premiums on property or personnel (including officers and Trustees) of the Fund which inure to its benefit; extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of the Fund's operation unless otherwise explicitly provided herein.

     6. For the services to be rendered by the Investment Advisor, the Fund shall pay to the Investment Advisor monthly compensation determined by applying the following annual rates to the Fund's average daily net assets: 0.90% of daily net assets up to $500 million; 0.85% of the next $1 billion; 0.825% of the next $1 billion; 0.80% of the next $500 million; and 0.775% of daily net assets over $3 billion. Such calculations shall be made by applying 1/365ths of the annual rate to the Fund's net assets each day determined as of the close of business on that day or the last previous business day. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for the part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above.

     7. In the event the operating expenses of the Fund, including amounts payable to the Investment Advisor pursuant to paragraph 6 hereof, for any fiscal year ending on a date on which this Agreement is in effect, exceed the expense limitations applicable to the Fund imposed by state securities laws or regulations thereunder, as such limitations may be raised or lowered from time to time, the Investment Advisor shall reduce its advisory fee to the extent of such excess and, if required, pursuant to any such laws or regulations, will reimburse the Fund or annual operating expenses in excess of any expense limitation that may be applicable; provided, however, there shall be excluded from such expenses the amount of any interest, taxes, brokerage commissions and extraordinary expenses (including but not limited to legal claims and liabilities and litigations costs and any indemnification related thereto) paid or payable by the Fund. Such reduction, if any, shall be computed and accrued weekly, shall be settled on a monthly basis, and shall be based upon the expense limitation applicable to the Fund as at the end of the last business day of the month. Should two or more such expense limitations be applicable as at the end of the last full week of the month, that expense limitation which results in the largest reduction in the Investment Advisor's fees shall be applicable.

     For purposes of this provision, should any applicable expense limitation be based upon the gross income of the Fund, such gross income shall include, but not be limited to, interest on debt securities in the Fund's portfolio accrued to and including the last day of the Fund's fiscal year, and dividends declared on equity securities in the Fund's portfolio, the record dates for which fall on or prior to the last day of such fiscal year, but shall not include gains from the sale of securities.

     8. The Investment Advisor will use its best efforts in the management of the investment activities of the Fund, but in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations hereunder, the Investment Advisor shall not be liable to the Fund or any of its investors for any error of judgment or mistake of law or for any act or omission by the Investment Advisor or for any losses sustained by the Fund or its investors.

     9. Nothing contained in this Agreement shall prevent the Investment Advisor or any affiliated person of the Investment Advisor from acting as investment adviser or manager for any other person, firm or corporation (including any other investment company), whether or not the investment objectives or policies of any such other person, firm or corporation are similar to those of the Fund, and shall not in any way bind or restrict the Investment Advisor or any such affiliated person from buying, selling or trading any securities or commodities for their own accounts or for the account of others for whom the Investment Advisor or any such affiliated person may be acting. Nothing in this Agreement shall limit or restrict the right of any Trustee, officer or employee of the Investment Advisor to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business whether of a similar or dissimilar nature.

     10. This Agreement shall remain in effect until April 30, 2001 and from year to year thereafter provided such continuance is approved at least annually by the vote of holders of a majority, as defined in the Act, of the outstanding voting securities of the Fund or by the Board of Trustees of the Fund; provided that in either event such continuance is also approved annually by the vote of a majority of the Trustees of the Fund who are not parties to this Agreement or "interested persons" (as defined in the Act) of any such party, which vote must be cast in person at a meeting called for the purpose of voting on such approval; provided, however, that: (a) the Fund may, at any time and without the payment of any penalty, terminate this Agreement upon thirty days' written notice to the Investment Advisor, either by majority vote of the Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund; (b) this Agreement shall immediately terminate in the event of its assignment (to the extent required by the Act and the rules thereunder) unless such automatic terminations shall be prevented by an exemptive order of the Securities and Exchange Commission; and (c) the Investment Advisor may terminate this Agreement without payment of penalty on thirty days' written notice to the Fund. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at the principal office of such party.

     11. This Agreement may be amended by the parties without the vote or consent of the shareholders of the Fund to supply any omission, to cure, correct or supplement any ambiguous, defective or inconsistent provision hereof, or if they deem it necessary to conform this Agreement to the requirements of applicable federal laws or regulations, but neither the Fund nor the Investment Advisor shall be liable for failing to do so.

     12. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable law of the State of New York, or any of the provisions herein, conflicts with the applicable provisions of the Act, the Advisers Act or any rules, regulations or orders of the Securities and Exchange Commission, the latter shall control.

     13. The Investment Advisor and the Fund each agree that the name "Morgan Stanley Dean Witter," which comprises a component of the Fund's name, is a property right of Morgan Stanley Dean Witter & Co. ("MSDW"), the parent of the Investment Advisor. The Fund agrees and consents that (i) it will only use the name "Morgan Stanley Dean Witter" as a component of its name and for no other purpose, (ii) it will not purport to grant to any third party the right to use the name "Morgan Stanley Dean Witter" for any purpose, (iii) MSDW, or any corporate affiliate of MSDW, may use or grant to others the right to use the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, including a grant of such right to any other investment company, (iv) at the request of MSDW or any corporate affiliate of MSDW, the

Fund will take such action as may be required to provide its consent to the use of the name "Morgan Stanley Dean Witter," or any combination or abbreviation thereof, by MSDW or any corporate affiliate of MSDW, or by any person to whom MSDW or a corporate affiliate of MSDW shall have granted the right to such use, and (v) upon the termination of any investment advisory agreement into which a corporate affiliate of MSDW and the Fund may enter, or upon termination of affiliation of the Investment Advisor with its parent, the Fund shall, upon request of MSDW or any corporate affiliate of MSDW, cease to use the name "Morgan Stanley Dean Witter" as a component of its name, and shall not use the name, or any combination or abbreviation thereof, as a part of its name or for any other commercial purpose, and shall cause its officers, trustees and shareholders to take any and all actions which MSDW or any corporate affiliate of MSDW may request to effect the foregoing and to reconvey to MSDW any and all rights to such name.


     14. The Declaration of Trust establishing Morgan Stanley Dean Witter Prime Income Trust, dated August 17, 1989, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name Morgan Stanley Dean Witter Prime Income Trust refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of Morgan Stanley Dean Witter Prime Income Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Morgan Stanley Dean Witter Prime Income Trust, but the Trust Estate only shall be liable.


     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement, as amended, on May 1, 2000 in New York, New York.


                                       MORGAN STANLEY DEAN WITTER PRIME
                                       INCOME TRUST




                                       By:
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Attest:



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                                       MORGAN STANLEY DEAN WITTER ADVISORS INC.




                                       By:
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Attest:



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